                                                                  Exhibit 10.04




                                 PROMISSORY NOTE

                                                         Santa Clara, California
$250,000.00                                    EFFECTIVE DATE: FEBRUARY 28, 2000

         FOR VALUE RECEIVED, the undersigned, John R. Ferron, an individual (hereinafter, "DEBTOR"), hereby promises to pay to THE KINETICS GROUP, INC., a Delaware corporation (hereinafter, "LENDER"), in lawful money of the United States of America, the sum of Two Hundred Fifty Thousand Dollars ($250,000), plus interest at the rate set forth below.

                  Interest. From the effective date of this Note until paid, interest shall accrue on the unpaid balance hereof at the rate of 8% annually or the maximum rate allowed by law, whichever is less, on the unpaid balance hereof.

                  Payment. The principal amount of this Note and all accrued interest shall become due and payable in a single lump sum on the earlier of 180 days following the date of termination of Debtor's employment with the Lender if for Cause (as such term is defined in the Stock Option Award Agreement between them dated October 24, 2000), or December 31, 2005.

                  Prepayment. DEBTOR may prepay all or any portion of this NOTE without penalty.

                  Collection Costs Borne by DEBTOR. In the event of any failure on the part of DEBTOR to make any payment within 15 days after written notice by LENDER that such payment is due, LENDER shall be entitled to recover from DEBTOR all costs of effecting collection, including reasonable attorneys' fees. Unpaid principal and interest subject to collection shall bear interest at the maximum rate allowed by law.

                  Default by DEBTOR. The entire unpaid principal balance of this NOTE shall, at the election of LENDER, become immediately due and payable upon the occurrence of any of the following events of default:

                  a. The failure of DEBTOR to make any interest or principal payment required hereunder within 15 days after written notice by LENDER that such payment is due.

                  b. The filing by DEBTOR of a voluntary petition in bankruptcy, arrangement, or other relief under federal bankruptcy law, or a voluntary petition for the appointment of a receiver or for such other relief under the laws of any State, or the making by DEBTOR of an assignment of all or substantially all of its assets for the benefit of creditors.

                  c. The adjudication of DEBTOR as a bankrupt or insolvent, the appointment of a receiver of all or substantially all of DEBTOR'S assets if such adjudication, order, or appointment is made upon a petition filed against DEBTOR and is not, within 60 days after it is made, vacated or stayed on appeal or otherwise, or if DEBTOR by any action or failure to act signifies its approval thereof, consent thereto, and acquiescence therein.

                  Governing Law. This NOTE shall be construed and enforced in accordance with the laws of the State of California.

                  Successors. This NOTE shall be binding upon and shall inure to the benefit of the parties and their respective representatives, heirs, administrators, successors and assigns, except as otherwise provided in this NOTE.

                  Written Modification. No modification to this NOTE, nor any waiver of any rights, shall be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right or any subsequent breach or default.

                  Severability. If any of the provisions of this NOTE are determined to be invalid or unenforceable, the remaining provisions shall be deemed severable and shall continue in full force and effect.

         DEBTOR has set its hand to this NOTE effective as of the date set forth above.

                                          DEBTOR:

                                          /s/ John R. Ferron
                                          -------------------------------
                                          John R. Ferron

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